SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 9, 2000
                                                  ----------------

                 Interstate Bakeries Corporation
       -----------------------------------------------------

       (Exact name of registrant as specified in its charter)


    DELAWARE              1-11165              43-1470322
----------------       ---------------      ----------------
(State or other        (Commision File      (I.R.S. Employer
jurisdication of           Number)           Identification
incorporation or                                 Number)
organization)



                   12 East Armour Boulevard
                     Kansas City, Missouri
                        (816) 502-4000
       -------------------------------------------------------
       (Address and Telephone Number of Registrant's Principal
                       Executive Office)

Item 5.   Other Events


          On February 9, 2000, the Board of Directors of Interstate Bakeries Corporation (IBC) announced that IBC will redeem all Preferred Stock Purchase Rights which are outstanding on its common stock pursuant to the Rights Agreement approved by the Board on September 21, 1999. These Rights will be redeemed at $.001 per Right, payable in cash to all shareholders of IBC common stock as of February 15, 2000. The pay date for the Rights redemption will be on or around February 25, 2000.

          The redemption of the Rights was not taken in response to any anticipated transaction involving IBC. Since the adoption of the Rights Agreement, IBC has been engaged in an ongoing dispute with the Ralston Purina Company over the impact of the Rights on Ralston under existing agreements between Ralston and IBC.

          IBC acquired Continental Baking Company from Ralston in 1995, and entered a Shareholder Agreement with Ralston at that time. The Shareholder Agreement requires Ralston to reduce its holdings of IBC common stock to less than 15% by August 15, 2000, and also contains certain transfer restrictions applicable to Ralston.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

         (c)  Exhibits


              99.1  Press Release dated February 9, 2000.

              99.2  Notice of Redemption of Preferred Stock
                    Purchase Rights dated February 14, 2000.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                               INTERSTATE BAKERIES CORPORATION


Dated: February 14, 2000         By: /s/ Ray Sandy Sutton
                                     ----------------------
                                     Vice President, Secretary
                                     and General Counsel

                              EXHIBIT INDEX


Exhibit No.            Description


   99.1         Press Release dated February 9, 2000.
   99.2         Notice of Redemption of Preferred Stock Purchase
                Rights, dated February 14, 2000